As filed with the Securities and Exchange Commission on May 3, 2023 Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________________
M.D.C. HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)
_____________________________________________
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(Address of Principal Executive Offices)
M.D.C. Holdings, Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)
Joseph H. Fretz, Esq.
Vice President, Secretary and Corporate Counsel
M.D.C. Holdings, Inc.
4350 South Monaco Street, Suite 500
Denver, Colorado 80237
(303) 773-1100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Garth B. Jensen, Esq.
Sherman & Howard L.L.C.
675 Fifteenth Street, Suite 2300
Denver, CO 80202
(303) 297-2000
_____________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

M.D.C. Holdings, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register the issuance of 3,000,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved under the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”). Both the 2021 Equity Plan and the amendment to increase the number of shares of Common Stock available under the 2021 Equity Plan by an additional 3,000,000 shares (the “Amendment”) were described in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on March 1, 2023. The Amendment was approved by the Company’s shareholders on April 17, 2023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The contents of the initial registration statement pertaining to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan filed with the Commission on Form S-8 on April 30, 2021 (File No. 333-255657) is incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8 as this registration statement applies to the registration of additional securities under the 2021 Equity Plan.

Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:
a.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on January 31, 2023;
b.The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 2, 2023;
c.The Company’s Current Reports on Form 8-K filed on January 27, 2023, February 7, 2023, April 13, 2023, and April 19, 2023; and
d.The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on July 12, 2004 (File No. 333-117319), as amended by Forms S-3/A filed with the Commission on August 18, 2004, September 1, 2004 and September 7, 2004.
All reports and other documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

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Item 8. Exhibits

Exhibit No.	Description
3.1
Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q dated March 31, 2006).

3.2	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K dated December 31, 2021).
5.1	Opinion of Sherman & Howard L.L.C.*
10.1	M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 28, 2021).
10.2	First Amendment to the M.D.C. Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 19, 2023).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1).*
24.1	Power of Attorney.*
107.1	Calculation of Filing Fees Table. *

*    Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 3rd day of May, 2023.
M.D.C. HOLDINGS, INC.

By:    /s/ Michael L. Kaplan
Michael L. Kaplan
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman	May 3, 2023
Larry A. Mizel	(principal executive officer)

*	Director, President and Chief Executive Officer	May 3, 2023
David D. Mandarich

/s/ Robert N. Martin	Senior Vice President, Chief Financial Officer	May 3, 2023
Robert N. Martin	(principal financial officer)

/s/ Derek R. Kimmerle	Vice President, Controller and Chief Accounting	May 3, 2023
Derek R. Kimmerle	Officer (principal accounting officer)

*	Director	May 3, 2023
Raymond T. Baker

*	Director	May 3, 2023
Michael A. Berman

*	Director	May 3, 2023
David E. Blackford

*	Director	May 3, 2023
Herbert T. Buchwald

*	Director	May 3, 2023
Rafay Farooqui

*	Director	May 3, 2023
Courtney L. Mizel

*	Director	May 3, 2023
Paris G. Reece III

*	Director	May 3, 2023
David Siegel

*	Director	May 3, 2023
Janice Sinden

*By:	/s/ Joseph H. Fretz
Joseph H. Fretz, Attorney-in-Fact

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